Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors PicoCELA Inc.:

We hereby consent to the incorporation by reference in this Registration Statement of PicoCELA Inc. (the “Company”) on Form F-1 of our report dated February 14, 2025, with respect to the audited financial statements of the Company for the years ended September 30, 2024, 2023, and 2022, appearing in the Company’s Annual Report on Form 20-F for the year ended September 30, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ TAAD, LLP

Diamond Bar, California

March 12, 2025